SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.)

Filed by the Registrant                               [X]
Filed by a Party other than the Registrant            [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section.240-14a-11(c) or Section.240-
      14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        Franklin Principal Maturity Trust
                (Name of Registrant as Specified In Its Charter)

                        Franklin Principal Maturity Trust
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

[ ]   Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                        FRANKLIN PRINCIPAL MATURITY TRUST
                            777 Mariners Island Blvd.
                                  P.O. Box 7777
                            San Mateo, CA 94403-7777

                  REMINDER: SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 5, 1998

Dear Shareholder:

We have not yet received your vote for the upcoming Special Meeting of Shareholders scheduled to be held June 5, 1998. It is critical that you vote your proxy. All votes are vital no matter how many shares you hold and YOUR SHARES CANNOT BE REPRESENTED UNLESS WE RECEIVE VOTING INSTRUCTIONS FROM YOU! The Reorganization proposal requires the affirmative vote of two-thirds of the outstanding shares of the Fund, making it critical that all shareholders participate! Thus far, we have received voting instructions from approximately 50% of the outstanding shares of which an overwhelming 90% are voting in favor of the Reorganization. In order for your shares to be represented at the meeting, we must receive your vote on or before Friday, JUNE 5, 1998.

The meeting has been called in order to consider and approve a Reorganization which would result in an exchange of the assets of Franklin Principal Maturity Trust for Class I shares of Franklin Income Fund. Franklin Income Fund is a series of Franklin Custodian Funds, Inc., an open-end investment company also managed by Franklin Advisers, Inc. If the proposal is approved, on the date of the Reorganization, you will receive Class I shares of the Income Series equal to the value of your investment in the Fund on that date (at net asset value rather than the New York Stock Exchange price). Please see the proxy statement which was previously mailed to you for further information.

For your convenience, we have established three easy methods by which to register your vote:

      1. BY PHONE:    Please call SHAREHOLDER COMMUNICATIONS CORPORATION toll
                      free at 1-800-733-8481, EXTENSION "480." Operators will be available to take your vote Monday thru Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

      2. BY FAX:      Fax your executed proxy to us toll free at 1-800-733-1885, anytime.

      3. BY MAIL:     Return your executed proxy in the enclosed postage paid
                      envelope. Please utilize this option only if methods 1 and 2 are both unavailable, as we may not receive your proxy by mail by the June 5, 1998 meeting.

If you have any questions regarding the proxy statement or need assistance executing your vote, please call SHAREHOLDER COMMUNICATIONS CORPORATION at the above-mentioned number.

We urge you to act promptly so that your vote may be received before the meeting and further proxy solicitation expenses will not be incurred.

Thank you for your consideration of this matter.


PROXY

FRANKLIN PRINCIPAL MATURITY TRUST

SPECIAL MEETING OF SHAREHOLDERS JUNE 5, 1998


   The undersigned hereby revokes all previous proxies for his shares and appoints Rupert H. Johnson, Harmon E. Burns, Deborah R. Gatzek and Larry L. Greene, and each of them, proxies of the undersigned with full power of substitution to vote all shares of Franklin Principal Maturity Trust (the "Fund") which the undersigned is entitled to vote at the Fund's Special Meeting to be held at 777 Mariners Island Blvd., San Mateo, California at 2:00 p.m. Pacific time, on the 5th day of June, 1998, including any adjournment thereof, upon such business as may be brought before the Special Meeting.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. IT WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED IN FAVOR OF THE PROPOSAL REGARDING THE REORGANIZATION OF THE FUND PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION WITH FRANKLIN CUSTODIAN FUNDS, INC. ("CUSTODIAN FUNDS") AND WITHIN THE DISCRETION OF THE PROXYHOLDERS AS TO ANY OTHER MATTERS THAT MAY LEGALLY COME BFORE THE MEETING.

SEE REVERSE SIDE                                      SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

X Please mark votes as in this example.
                                                     FOR  AGAINST    ABSTAIN

1  To approve an Agreement and Plan of
   Reorganization between the Fund and Custodian
   Funds on behalf of the Income Series that provides for the acquisition of substantially all of the assets of the Fund in exchange for Class I shares of the Income Series, the distribution of such shares to the shareholders of the Fund, and the dissolution of the Fund.

                                                      GRANT     WITHHOLD

2  To grant the proxy holders the authority to
   vote in their discretion upon any other
   business that may legally come before the
   meeting.
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                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                    LEFT

                                    PLEASE SIGN AND PROMPTLY RETURN IN THE
                                    ACCOMPANYING ENVELOPE.  NO POSTAGE
                                    REQUIRED IF MAILED IN THE U.S.

                                    NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME
                                    APPEARS ON THE PROXY.  IF SIGNING FOR
                                    ESTATES, TRUSTS OR CORPORATIONS, TITLE OR
                                    CAPACITY SHOULD BE STATED.  IF SHARES ARE
                                    HELD JOINTLY, EACH HOLDER MUST SIGN.


Signature: _____________ Date:______ Signature: _______________ Date: ________